Exhibit 3.2

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

EXCO RESOURCES, INC.

EXCO Resources, Inc. (the “Corporation”), pursuant to the provisions of Sections 3.059 and 3.060 of the Texas Business Organizations Code, as amended (the “TBOC”), hereby adopts this Amended and Restated Certificate of Formation (“Certificate of Formation”), which accurately copies the Third Amended and Restated Articles of Incorporation and all amendments thereto (the “Articles of Incorporation”) that are in effect to date, as further amended by this Certificate of Formation as hereinafter set forth, and which contains no other change in any provision thereof.

ONE: The name of the Corporation is EXCO Resources, Inc. The Corporation is a Texas for-profit Corporation. The filing number issued to the Corporation by the Secretary of State is 12861900.

TWO: The following alterations have been made to the Articles of Incorporation in this Certificate of Formation:

1.	All references to the Texas Business Corporations Act are hereby amended to refer to the TBOC, all references to these Articles of Incorporation are hereby amended to refer to this Certificate of Formation and all references to the Texas Miscellaneous Corporation Laws Act are hereby deleted.

2.	Article I is hereby deleted in its entirety, and the following new Article I is substituted in its place:

“ARTICLE I

NAME

The name of the Corporation is EXCO Resources, Inc. The Corporation is a for-profit Corporation.”

3.	Article IV is hereby deleted in its entirety, and the following new Article IV is substituted in its place:

“ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 790,000,000 shares, which shall consist of 780,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBOC, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in this Certificate of Formation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.”

4.	Article VII is hereby deleted in its entirety, and the following new Article VII is substituted in its place:

“ARTICLE VII

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

1999 Bryan St., Suite 900

Dallas, Texas 75201-3136”

5.	Article IX is hereby deleted in its entirety, and the following new Article IX is substituted in its place:

“ARTICLE IX

DIRECTORS

The names and addresses of the current directors of the Corporation are as follows:

Name	Address
Jeffrey D. Benjamin	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

B. James Ford	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Samuel A. Mitchell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Wilbur L. Ross, Jr.	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Jeffrey S. Serota	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Robert L. Stillwell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251”

6.	Article XV is hereby deleted in its entirety, and the following new Article XV is substituted in its place:

“ARTICLE XV

BUSINESS COMBINATION LAW

Pursuant to Section 21.607 of the TBOC, the Corporation expressly elects not to be governed by Section 21.606 of the TBOC (the Business Combination Law).”

7.	The following new Article XVIII is hereby added:

“ARTICLE XVIII

CORPORATE OPPORTUNITIES

The Directors, their respective affiliates who are not also employees of the Corporation and any investment funds or companies that they may now own or manage or may hereafter form or acquire (collectively, the “Specified Persons”) may own, currently or in the future, equity and other interests in other entities (existing and future) that participate in the energy business or industry (“Industry Companies”) and may enter into agreements from time to time with Industry Companies. The Specified Persons may also serve as employees, partners, officers, directors, members, managers, or principals of, or advisors to, Industry Companies and, at any given time, the Specified Persons may be in direct or indirect competition with the Corporation or its subsidiaries.

The Corporation, on behalf of itself and its subsidiaries, to the maximum extent permitted by law, renounces any interest or expectancy of the Corporation and its subsidiaries in, or any interest or expectancy of the Corporation and its subsidiaries in being offered an opportunity to participate in, any business opportunities that involve any aspect of the energy business or industry that are presented to or become known to any Specified Person and waives the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation and its subsidiaries, to the Specified Persons. The Specified Persons shall have no duty or obligation to communicate or offer any such business opportunity to the Corporation or its subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder or creditor of the Corporation, including for breach of any fiduciary or other duty, by reason of the fact that such Specified Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Without limiting the foregoing, none of the Specified Persons shall have any obligation to refrain from (i) purchasing, selling, exploring, developing or exploiting any oil, gas or other hydrocarbon or mineral asset or any other asset relating to or used in the energy business or industry, (ii) engaging in or managing the same or similar activities or lines of business as the Corporation or its subsidiaries or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or its subsidiaries, (iii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Industry Company or any other person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or its subsidiaries (each, a “Competing Person”), (iv) doing business with any client or customer or supplier of the Corporation or its subsidiaries, or (v) entering into any agreement to provide any services to any Competing Person or acting as an employee, partner, officer, director, member, manager, or principal of, or advisor to, any Competing Person or Industry Company, regardless (in the case of each of (i)—(v)) whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (each of the activities referred to in clauses (i)—(v), a “Specified Activity”). To the maximum extent permitted by law, the Corporation renounces on behalf of itself and its subsidiaries any interest or expectancy in any Specified Activity, or in being offered an opportunity to participate in any Specified Activity, that may be presented to or become known to any Specified Person.

Any proposed amendment to this Article XVIII shall require the approval of at least 67% of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors. Neither the amendment or repeal of this Article XVIII, nor the adoption of any provision of the Bylaws of the Corporation, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Specified Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article XVIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XVIII (including, without limitation, each portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XVIII (including, without limitation, each such portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect the Specified Persons from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

This Article XVIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Person under this Certificate of Formation or Bylaws of the Corporation, applicable law or contract.

If any code of conduct or other policy of the Corporation or its subsidiaries is inconsistent with this Article XVIII, this Article XVIII shall control and any conduct permitted by this Article XVIII shall not be a violation of such code or policy.”

THREE: Each amendment made by this Certificate of Formation has been effected in accordance with the provisions of the TBOC and the governing documents of the Corporation and has been approved in the manner required by the TBOC and the governing documents of the Corporation.

FOUR: The Articles of Incorporation of the Corporation are hereby superseded by the Certificate of Formation that is set forth as Exhibit A, which accurately copies the entire text thereof as amended by this Certificate of Formation. This Certificate of Formation does not contain any other change in the Articles of Incorporation, except for the information permitted to be omitted by Section 3.059(b) of the TBOC applicable to the Corporation.

FIVE: This document shall become effective at 11:00 a.m., Central Time, on August 28, 2015.

[Signature Page to Follow]

IN WITNESS WHEREOF, and in accordance with Sections 3.059 and 3.060 of the TBOC, the undersigned has executed this Amended and Restated Certificate of Formation as of August 26, 2015.

By:	/s/ William L. Boeing
William L. Boeing
Vice President, General Counsel and Secretary

Signature Page to

Amended and Restated Certificate of Formation

EXHIBIT A

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

EXCO RESOURCES, INC.

As Amended and Restated

Effective on

August 28, 2015

ARTICLE I

NAME

The name of the Corporation is EXCO Resources, Inc. The Corporation is a for-profit Corporation.

ARTICLE II

DURATION

The period of the Corporation’s duration is perpetual.

ARTICLE III

PURPOSE

The purpose for which the Corporation is organized is to conduct any and all lawful business for which a corporation may be organized under the Texas Business Organizations Code, as it may be amended from time to time (the “TBOC”), or any successor law that replaces the TBOC.

ARTICLE IV

CAPITALIZATION

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 790,000,000 shares, which shall consist of 780,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to any limitations prescribed by the TBOC, to establish one or more series of shares of Preferred Stock from time to time by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations, and relative rights, including voting rights, of the shares of any such series to the same extent that such designations, preferences, limitations, and relative rights could be stated if fully set forth in this Certificate of Formation.

The Board of Directors of the Corporation may increase or decrease the number of shares within each established series of the Preferred Stock through the adoption of a resolution fixing and determining the new number of shares of each series in which the number of shares is increased or decreased; provided, however, that the Board of Directors of the Corporation may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. In case the number of shares of a series of Preferred Stock shall be so decreased, the shares by which the series is decreased shall resume the status of authorized but unissued shares of the class of shares from which the series was established.

ARTICLE V

NON-CUMULATIVE VOTING

Cumulative voting is expressly prohibited.

ARTICLE VI

DENIAL OF PREEMPTIVE RIGHTS

The statutory right of any shareholder of the Corporation to exercise preemptive rights to acquire additional, unissued or treasury shares of the Corporation or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation is hereby denied.

ARTICLE VII

REGISTERED OFFICE

The street address of the Corporation’s registered office is as follows:

1999 Bryan St., Suite 900

Dallas, Texas 75201-3136

ARTICLE VIII

REGISTERED AGENT

The name of the Corporation’s registered agent at the Corporation’s registered office is C T Corporation System.

ARTICLE IX

DIRECTORS

The names and addresses of the current directors of the Corporation are as follows:

Name	Address
Jeffrey D. Benjamin	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

B. James Ford	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Samuel A. Mitchell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Wilbur L. Ross, Jr.	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Jeffrey S. Serota	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

Robert L. Stillwell	12377 Merit Drive, Suite 1700, LB 82
Dallas, TX 75251

ARTICLE X

BYLAWS

The power to amend or repeal the Bylaws or to adopt new Bylaws shall be vested in either the shareholders or the Board of Directors of the Corporation, subject to the shareholders providing in amending, repealing or adopting a particular Bylaw that it may not be amended or repealed by the Board of Directors of the Corporation.

ARTICLE XI

ELECTION OF DIRECTORS

11.1 Number of Directors. The number of the Directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation.

11.2 Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of Directors and advance notice of business to be brought by shareholders before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation.

11.3 Decrease in Number of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

11.4 No Requirement of Written Ballot. The election of the Directors may be conducted in any form adopted by the Board of Directors, and need not be by written ballot. In the event, however, that a majority of the shareholders vote to require written ballots, written ballots shall be used.

ARTICLE XII

SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors of the Corporation and shall be called by the Secretary of the Corporation upon the written request, stating the purpose or purposes therefore, of either (i) not less than a majority of the whole Board of Directors of the Corporation or (ii) the holder or holders of shares having not less than 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions, as set forth in the proposed purpose or purposes of the meeting, were present and voted. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

ARTICLE XIII

INDEMNIFICATION

Each person who is or was a Director or officer of the Corporation, or while a Director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the TBOC, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The right to indemnification under this Article XIII shall extend to the heirs, executors, administrators and estate of any such Director or officer. The right to indemnification provided in this Article XIII (a) will not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled, including without limitation, pursuant to any bylaw, agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; and (b) will be applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of this Article XIII. Without limiting the generality or the effect of the foregoing, the Corporation may adopt bylaws or enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article XIII to the extent provided by applicable laws. Any amendment or repeal of this Article XIII shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XIV

NO MONETARY LIABILITY OF DIRECTORS TO SHAREHOLDERS

To the fullest extent permitted by the TBOC, as the same may be amended from time to time, or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. If the TBOC is hereafter amended to authorize further elimination of the liability of a corporation’s directors for or with respect to any acts or omissions in the performance of their duties as directors of a corporation, then a Director of the Corporation shall not be liable for any such acts or omissions to the fullest extent permitted by the TBOC, as so amended. Any repeal or modification of this Article XIV shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such repeal or modification.

ARTICLE XV

BUSINESS COMBINATION LAW

Pursuant to Section 21.607 of the TBOC, the Corporation expressly elects not to be governed by Section 21.606 of the TBOC (the Business Combination Law).

ARTICLE XVI

AMENDMENT

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Formation, and any other provisions authorized by the laws of the State of Texas at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, Directors or any other persons whomsoever by and pursuant to this Certificate of Formation in their present form or as hereafter amended are granted subject to the right reserved in this Article XVI; provided, however, that any amendment or repeal of Article XIII or Article XIV of this Certificate of Formation shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

ARTICLE XVII

SHAREHOLDER ACTION BY WRITTEN CONSENT

Any action required by the TBOC, as amended, to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE XVIII

CORPORATE OPPORTUNITIES

The Directors, their respective affiliates who are not also employees of the Corporation and any investment funds or companies that they may now own or manage or may hereafter form or acquire (collectively, the “Specified Persons”) may own, currently or in the future, equity and other interests in other entities (existing and future) that participate in the energy business or industry (“Industry Companies”) and may enter into agreements from time to time with Industry Companies. The Specified Persons may also serve as employees, partners, officers, directors, members, managers, or principals of, or advisors to, Industry Companies and, at any given time, the Specified Persons may be in direct or indirect competition with the Corporation or its subsidiaries.

The Corporation, on behalf of itself and its subsidiaries, to the maximum extent permitted by law, renounces any interest or expectancy of the Corporation and its subsidiaries in, or any interest or expectancy of the Corporation and its subsidiaries in being offered an opportunity to participate in, any business opportunities that involve any aspect of the energy business or industry that are presented to or become known to any Specified Person and waives the application of the doctrine of corporate opportunity, or any other analogous doctrine, with respect to the Corporation and its subsidiaries, to the Specified Persons. The Specified Persons shall have no duty or obligation to communicate or offer any such business opportunity to the Corporation or its subsidiaries and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder or creditor of the Corporation, including for breach of any fiduciary or other duty, by reason of the fact that such Specified Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries.

Without limiting the foregoing, none of the Specified Persons shall have any obligation to refrain from (i) purchasing, selling, exploring, developing or exploiting any oil, gas or other hydrocarbon or mineral asset or any other asset relating to or used in the energy business or industry, (ii) engaging in or managing the same or similar activities or lines of business as the Corporation or its subsidiaries or developing or marketing any products or services that compete, directly or indirectly, with those of the Corporation or its subsidiaries, (iii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Industry Company or any other person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or its subsidiaries (each, a “Competing Person”), (iv) doing business with any client or customer or supplier of the Corporation or its subsidiaries, or (v) entering into any agreement to provide any services to any Competing Person or acting as an employee, partner, officer, director, member, manager, or principal of, or advisor to, any Competing Person or Industry Company, regardless (in the case of each of (i)—(v)) whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries (each of the activities referred to in clauses (i)—(v), a “Specified Activity”). To the maximum extent permitted by law, the Corporation renounces on behalf of itself and its subsidiaries any interest or expectancy in any Specified Activity, or in being offered an opportunity to participate in any Specified Activity, that may be presented to or become known to any Specified Person.

Any proposed amendment to this Article XVIII shall require the approval of at least 67% of the outstanding voting stock of the Corporation entitled to vote generally in the election of directors. Neither the amendment or repeal of this Article XVIII, nor the adoption of any provision of the Bylaws of the Corporation, nor, to the fullest extent permitted by applicable law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any Specified Person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

If any provision or provisions of this Article XVIII shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XVIII (including, without limitation, each portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article XVIII (including, without limitation, each such portion of any paragraph of this Article XVIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect the Specified Persons from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

This Article XVIII shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Person under this Certificate of Formation or Bylaws of the Corporation, applicable law or contract.

If any code of conduct or other policy of the Corporation or its subsidiaries is inconsistent with this Article XVIII, this Article XVIII shall control and any conduct permitted by this Article XVIII shall not be a violation of such code or policy.